Joint Filer Information

Name of Joint Filer:	HMK GP LP

Address of Joint Filer:	200 Crescent Court, Suite 1600
Dallas, Texas75201

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	UniTek Global Services, Inc. [UNTK]

Date of Event Requiring Statement	02/28/13
(Month/Day/Year):

Designated Filer:	UniTek Interposed LP

03/01/13
Date

Signature:

HMK GP LP

By	HMK GP LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President & Chief Finanacial Officer

Joint Filer Information

Name of Joint Filer:	HMK GP LLC

Address of Joint Filer:	c/o HMK GP LP 200 Crescent Court, Suite 1600
Dallas, Texas75201

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	UniTek Global Services, Inc. [UNTK]

Date of Event Requiring Statement	02/28/13
(Month/Day/Year):

Designated Filer:	UniTek Interposed LP

03/01/13
Date

Signature:

HMK GP LLC

By	HMK GP LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President & Chief Finanacial Officer